Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chester Ku, President, Secretary and Treasurer of Glass Wave Enterprises, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Glass Wave Enterprises, Inc. for the nine month period ended October 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Glass Wave Enterprises, Inc.

Dated: December 14, 2006

/s/ Chester Ku

Chester Ku, President, Secretary and Treasurer

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Glass Wave Enterprises, Inc. and will be retained by Glass Wave Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.